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                                  INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of MedQuest, Inc.

This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Aggregate Principal Amount of Old Notes to be tendered for exchange:

                                $_______________

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

________________________________________________________________________________

________________________________________________________________________________
                                  Signature(s)

________________________________________________________________________________
  Capacity (full title), if signing in a fiduciary or representative capacity

________________________________________________________________________________
                    Name(s) and address, including zip code

Date: _____________________________

________________________________________________________________________________
                         Area Code and Telephone Number

________________________________________________________________________________
                 Taxpayer Identification or Social Security No.

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